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                        [LETTERHEAD OF SKADDEN, ARPS,
                            SLATE, MEAGHER & FLOM]

                                                                     EXHIBIT 8.1

                                                   May 31, 1996



MWC Holdings, Inc.
2501 Woodlake Circle
Okemos, Michigan 48864


                        Re: Merger of MWC Holdings, Inc., ("Holdings") with and into Hayes Wheels International, Inc. (the "Company").

Dear Sirs:

                 We have acted as counsel to you, Holdings, a Delaware corporation, in connection with the proposed merger (the "Merger") of Holdings with and into the Company, a Delaware corporation.

                 In rendering our opinion, we have examined the Agreement and Plan of Merger dated March 28, 1996 (the "Merger Agreement"), by and between Holdings and The Company, the Joint Proxy Statement/Prospectus which is included in the Registration Statement on Form S-4 (the "Registration Statement") filed on May 31, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and such other documents (including the representations made by an authorized officer of Holdings and the Company, respectively, dated the date hereof and addressed to us) as we deem relevant for purposes of this opinion.

                 In rendering our opinion, we have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and that none of the terms and conditions contained therein have been waived or modified in any respect. We have also assumed that the Joint Proxy Statement/Prospectus reflects the material facts of the Merger and those involving Holdings and the Company. In addition, as to any facts material to our opinion which we did not independently establish or verify, we
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MWC HOLDINGS, INC.
May 31, 1996
Page 2


have relied upon statements and representations of officers and other representatives of Holdings and the Company and others. Any material changes in the facts set forth or assumed herein or the Joint Proxy Statement/ Prospectus or the representations referred to above may affect the conclusions stated herein.

                 We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the Merger qualifies as a statutory merger under the laws of the State of Delaware.

                 In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

                                    Opinion

                 Based solely upon and subject to the foregoing, we are of the opinion that for federal income tax purposes:

                 1. the Merger will constitute a reorganization within the meaning of section 368(a)(1) of the Code;

                 2. the consequences of the Merger to Holdings stockholders will be as forth in the Joint Proxy Statement/Prospectus under the headings "Tax Consequences to Holdings Stockholders," "Tax Consequences to Holdings
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MWC HOLDINGS, INC.
May 31, 1996
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Stockholders of Cash Received in Lieu of Fractional Shares of New Common
Stock" and "Dissenting Holdings Stockholders."

                 Except as expressly set forth above, we express no other opinion. Any material changes in the facts set forth or assumed herein, or the Registration Statement or the representations referred to above may affect the conclusions stated herein.


                                       Very truly yours,

                                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                                       /s/  Skadden, Arps, Slate, Meagher & Flom